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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  February 17, 2004
                                                  -----------------


                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)




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Item 9.  Regulation FD Disclosure.

         The following statement is being furnished by the Company under the provisions of Regulation FD:


         On February 17, 2004, Edward J. Ludwig, Chairman, President and Chief Executive Officer of Becton, Dickinson and Company ("BD"), exercised stock options for 140,000 BD shares and sold 120,000 of the shares acquired upon exercise. These options, which represented approximately 12% of the vested options and 9% of the total options held by Mr. Ludwig, were granted in 1995 and were due to expire in January 2005. Mr. Ludwig also intends to make charitable contributions and gifts totaling 1,800 shares.

         Following these transactions, Mr. Ludwig will beneficially own 139,894 shares of BD (excluding shares that may be acquired under stock options). As a result of these and other previously announced acquisitions, Mr. Ludwig's beneficial ownership in BD shares (excluding options) will have increased approximately 35% since October 31, 2003 (the date of the beneficial ownership tables included in BD's proxy statement). Mr. Ludwig's beneficial ownership is in excess of the requirements under BD's share ownership guidelines, which require BD's CEO to own shares equal in value to at least five times his salary. Mr. Ludwig has also elected, on a discretionary basis, to defer approximately $100,000 of his 2004 salary into a BD stock account under BD's deferred compensation plan. The transactions announced today are part of Mr. Ludwig's long-term financial strategy for prudent asset diversification and liquidity.

         On February 17, 2004, William A. Kozy, President -- BD Diagnostics, exercised stock options for 72,000 BD shares and sold the shares acquired upon exercise. These options represented approximately 18% of the vested options and 14% of the total options held by Mr. Kozy. 22,000 of these options were due to expire in January 2005 and the balance in January 2006. Following these transactions, Mr. Kozy continues to beneficially own 49,968 BD shares (excluding stock options), and his beneficial ownership is in excess of the requirements under BD's share ownership guidelines, which require Mr. Kozy to own shares equal in value to at least three times his salary. The transactions announced today are part of Mr. Kozy's financial strategy of asset diversification and liquidity.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Dean J. Paranicas
                                               --------------------------------
                                                   Dean J. Paranicas
                                                   Vice President, Corporate
                                                   Secretary and Public Policy


Date: February 17, 2004